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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           ADOBE SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                77-0019522
(State of Other Jurisdiction     (IRS Employer
     of Incorporation)        Identification No.)

                            ------------------------

                                345 PARK AVENUE
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 536-6000
         (Address and telephone number of principal executive offices)
                            ------------------------

                           ADOBE SYSTEMS INCORPORATED
                   AMENDED 1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               COLLEEN M. POULIOT
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           ADOBE SYSTEMS INCORPORATED
                                345 PARK AVENUE
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 536-6000
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                           AMOUNT TO           OFFERING PRICE          AGGREGATE             AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED     BE REGISTERED          PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE(1)
Common Stock (par value $0.0001)...        2,500,000              $68.8125            $146,225,000            $40,651

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The purchase price per share at which the shares of the Registrant's Common Stock are sold under the Amended 1997 Employee Stock Purchase Plan will be equal to 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the offering, or (ii) the last day of the purchase period. Accordingly, the price is based upon 85% of the average of the high and low prices of Common Stock on June 14, 1999 as reported on The Nasdaq National Market.

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
                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Registrant hereby incorporates by reference in this registration statement:

    (a) The contents of the Registration Statements on Form S-8 (No. 33-18986, effective December 10, 1987; amended effective December 29, 1987; amended effective December 23, 1988; No. 33-86482, effective November 18, 1994; and No. 333-28207, effective May 30, 1997) previously filed with respect to the Adobe Systems Incorporated Employee Stock Purchase Plan.

    (b) The Registrant's latest annual report on Form 10-K, filed pursuant to
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") containing audited financial statements for the Registrant's latest fiscal year ended November 27, 1998.

    (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (b) above.

    (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to
       Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    (e) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent not prohibited by the Delaware General Corporation Law. The Registrant also maintains directors' and officers' insurance against liabilities under the Securities Act of 1933 for its directors and principal executive officers. In addition, each officer and director is a party to a written agreement which states that the Registrant hereby agrees to hold each of them harmless against any and all judgments, fines, settlements and expenses related to claims against such person by reason of the fact that the person is or was a director, officer, employee or other agent of the Registrant, and otherwise to the fullest extent authorized or permitted by the Registrant's Bylaws and under the non-exclusivity provisions of the Delaware Code.

ITEM 8.  EXHIBITS

                                                                               INCORPORATED BY REFERENCE
       EXHIBIT                                                               ------------------------------    FILED
       NUMBER           EXHIBIT DESCRIPTION                                    FORM       DATE      NUMBER    HEREWITH
---------------------   -------------------                                  --------   --------   --------   --------
         4.1            The Registrant's (as successor in-interest to Adobe      10-Q   05/30/97     3.1
                        Systems (Delaware) Incorporated by virtue of a
                        reincorporation effective 5/30/97) Certificate of
                        Incorporation, as filed with the Secretary of State
                        of the State of Delaware on 5/9/97.

         4.2            Amended and Restated Bylaws of Registrant as              8-K   09/03/98     3.2
                        currently in effect.

                                                                               INCORPORATED BY REFERENCE
       EXHIBIT                                                               ------------------------------    FILED
       NUMBER           EXHIBIT DESCRIPTION                                    FORM       DATE      NUMBER    HEREWITH
---------------------   -------------------                                  --------   --------   --------   --------
         4.3            Certificate of Designation of the Series A               10-K   05/30/97     2.1
                        Preferred Stock.

         4.4            Amended 1997 Employee Stock Purchase Plan.                                               X

         4.5            Agreement and Plan of Merger effective 5/30/97 (by       10-Q    5/30/97     2.1
                        virtue of a reincorporation), by and between Adobe
                        Systems Incorporated, a California corporation, and
                        Adobe Systems (Delaware) Incorporated, a Delaware
                        corporation.

         4.6            Third Amended and Restated Rights Agreement between       8-K   12/15/98       1
                        the Company and Harris Trust Company of California.

         5              Opinion of counsel as to the legality of the                                             X
                        securities being registered hereby.

        23.1            Consent of counsel (included in Exhibit 5).                                              X

        23.2            Consent of KPMG LLP, Independent Auditors.                                               X

        24.1            Power of Attorney is contained on the signature                                          X
                        page.

                                  SIGNATURES:

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of June, 1999.

                                                                 ADOBE SYSTEMS INCORPORATED
                                                                        (Registrant)

                                                       By:             /s/ HAROLD L. COVERT
                                                            -----------------------------------------
                                                                         Harold L. Covert
                                                                EXECUTIVE VICE PRESIDENT AND CHIEF
                                                                        FINANCIAL OFFICER

                               POWER OF ATTORNEY

    The officers and directors of Adobe Systems Incorporated whose signatures appear below hereby constitute and appoint John E. Warnock and Harold L. Covert, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8 (including post-effective amendments), and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on June 18, 1999 by the following persons in the capacities indicated:

                SIGNATURE                                  TITLE
                ---------                                  -----
           /s/ JOHN E. WARNOCK              Chairman of the Board and Chief
    ---------------------------------         Executive Officer (Principal
             John E. Warnock                  Executive Officer)

          /s/ CHARLES M. GESCHKE
    ---------------------------------       Chairman of the Board and President
            Charles M. Geschke

           /s/ HAROLD L. COVERT             Executive Vice President and Chief
    ---------------------------------         Financial Officer (Principal
             Harold L. Covert                 Financial and Accounting Officer)

         /s/ CAROL MILLS BALDWIN
    ---------------------------------       Director
           Carol Mills Baldwin

           /s/ ROBERT SEDGEWICK
    ---------------------------------       Director
             Robert Sedgewick

           /s/ DELBERT W. YOCAM
    ---------------------------------       Director
             Delbert W. Yocam

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER           EXHIBIT DESCRIPTION
---------------------   -------------------
         4.1            The Registrant's (as successor in-interest to Adobe Systems
                        (Delaware) Incorporated by virtue of a reincorporation
                        effective 5/30/97) Certificate of Incorporation, as filed
                        with the Secretary of State of the State of Delaware on
                        5/9/97.

         4.2 Amended and Restated Bylaws of Registrant as currently in effect.

         4.3            Certificate of Designation of the Series A Preferred Stock.

         4.4            Amended 1997 Employee Stock Purchase Plan.

         4.5            Agreement and Plan of Merger effective 5/30/97 (by virtue of a reincorporation), by and between Adobe Systems
                        Incorporated, a California corporation, and Adobe Systems
                        (Delaware) Incorporated, a Delaware corporation.

         4.6            Third Amended and Restated Rights Agreement between the
                        Company and Harris Trust Company of California.

         5 Opinion of counsel as to the legality of the securities being registered hereby.

        23.1            Consent of counsel (included in Exhibit 5).

        23.2            Consent of KPMG LLP, Independent Auditors.

        24.1            Power of Attorney is contained on the signature page.